AMENDMENT
                             DATED FEBRUARY 17, 2006
                                       TO
                                DISTRIBUTION PLAN
                             BETWEEN RYDEX ETF TRUST
                          AND RYDEX DISTRIBUTORS, INC.
                              DATED APRIL 11, 2003,
                                   AS AMENDED


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                                  AMENDMENT TO

                                    EXHIBIT A
                                     TO THE

                                DISTRIBUTION PLAN

                        DATED APRIL 11, 2003, AS AMENDED,

                                     BETWEEN

                                 RYDEX ETF TRUST

                                       AND

                            RYDEX DISTRIBUTORS, INC.

The following amendment is made to EXHIBIT A of the Distribution Plan between Rydex ETF Trust (the "Trust") and Rydex Distributors, Inc., dated April 11, 2003, as amended to date (the "Agreement"), and is hereby incorporated into and made a part of the Agreement:

EXHIBIT A of the Agreement is amended, effective February 17, 2006, to read as follows:

                                    EXHIBIT A

                              DATED APRIL 11, 2003

                                 RYDEX ETF TRUST
                                DISTRIBUTION FEES

FUNDS

Rydex S&P Equal Weight ETF
Rydex  Russell  Top 50 ETF
RYDEX S&P 500 PURE  GROWTH  ETF
RYDEX S&P 500 PURE VALUE ETF
RYDEX S&P  MIDCAP 400 PURE GROWTH ETF
RYDEX S&P MIDCAP 400 PURE VALUE ETF
RYDEX S&P SMALLCAP 600 PURE GROWTH ETF
RYDEX S&P SMALLCAP 600 PURE VALUE ETF

DISTRIBUTION FEES

Distribution Services............... twenty-five basis points (.25%)

CALCULATION OF FEES

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Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

                          ADDITIONS ARE NOTED IN BOLD.